Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 27, 2019 with respect to the consolidated financial statements, schedule and internal control over financial reporting of Qualys, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2018, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ Grant Thornton LLP

San Jose, California

February 27, 2019